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                                                                     EXHIBIT 4.1

                  SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)

Number                                                                    Shares

C-______                                                        number of shares



                                    SAMPLE
                                    ------
                             VISUAL NUMERICS, INC.

                              A Texas Corporation

                      AUTHORIZED CAPITAL STOCK 22,000,000

Common Shares 17,000,000
Preferred Shares 5,000,000

     This certifies that Name of Shareholder is the record holder of Amount of shares of COMMON STOCK of Visual Numerics, Inc. transferable only on the books of Corporation by the holder, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

     A statement of the rights, preferences, privileges and restrictions granted to or imposed on the Common Stock and Preferred Stock of the Corporation and upon the holders thereof as established by the Articles of Incorporation may be obtained by any shareholder upon request and without charge at the principal office of the Corporation at 9990 Richmond Avenue, Suite 400, Houston, Texas 77042.

     In witness whereof, the Corporation has caused this Certificate to be signed on by its duly authorized officers and to be sealed with the seal of the Corporation this _______ of _______, ____.


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Secretary                                                         President
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FOR VALUE RECEIVED _____________________ HEREBY, SELL, ASSIGN AND TRANSFER UNTO
_____________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _____________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED    , 19
      ---    --
IN PRESENCE OF
               ------------------

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.